UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 11, 2021 (June 11, 2021)
Date of Report (Date of earliest event reported)

Exact name of registrant as specified in its charter
State or other jurisdiction of incorporation or organization
Commission	Address of principal executive offices	IRS Employer
File Number	Registrant’s telephone number, including area code	Identification No.

001-37591	EASTERN ENERGY GAS HOLDINGS, LLC	46-3639580
(A Virginia Limited Liability Company)
6603 West Broad Street
Richmond, Virginia 23230
804-613-5100

N/A
(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Registrant	Securities registered pursuant to Section 12(b) of the Act:
EASTERN ENERGY GAS HOLDINGS, LLC	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01. Other Events

On June 11, 2021, Eastern Gas Transmission and Storage, Inc. (“EGTS”), a wholly owned subsidiary of Eastern Energy Gas Holdings, LLC (“EEGH” or the “Company”), announced that it has commenced offers to all Eligible Holders (as defined in the press release) to exchange (the “Exchange Offers”) certain notes previously issued by EEGH, as more fully described in the attached press release (together, the “Existing EEGH Notes”) for up to $1.6 billion aggregate principal amount (the “Maximum Exchange Amount”) of certain new notes to be issued by EGTS (collectively, the “New EGTS Notes”), pursuant to the terms and subject to the conditions set forth in a confidential offering memorandum and consent solicitation statement, dated as of June 11, 2021 (the “Exchange Offer Memorandum”).

Subject to the Maximum Exchange Amount, certain proration terms and other terms set forth in the Exchange Offer Memorandum, the amounts of each series of Existing EEGH Notes that are accepted in the Exchange Offers will be determined in accordance with the Acceptance Priority Levels (as such term is defined in the attached press release) set forth in the table in the attached press release. As a result, the reduction, if any, in the amount of Existing EEGH Notes of any particular series that remains outstanding following consummation of the Exchange Offers is expected to be largest in the series of Existing EEGH Notes having higher Acceptance Level Priorities.

In conjunction with the Exchange Offers, EEGH is soliciting consents (the “Consents” and, such solicitations, the “Consent Solicitations”) to adopt certain proposed amendments to the indenture governing the Existing EEGH Notes (as supplemented for each particular series of Existing EEGH Notes, the “Existing EEGH Notes Indentures”) to eliminate certain events of default, modify covenants regarding mergers and consolidations, and modify or eliminate certain other provisions, including certain provisions relating to liens and defeasance, contained in the Existing EEGH Notes Indentures and the Existing EEGH Notes (the “Proposed Amendments”). The Proposed Amendments will become effective with respect to a particular series of Existing EEGH Notes to the extent (i) participation in the Exchange Offer by such series of Existing EEGH Notes exceeds 50% of the outstanding principal amount of such series and (ii) all tendered Existing EEGH Notes of such series are accepted for exchange in the related Exchange Offer.

The Exchange Offers and the Consent Solicitations will expire at 11:59 p.m., New York City time, on July 9, 2021, unless extended or earlier terminated (such time and date, as the same may be extended, the “Expiration Time”). However, Eligible Holders who validly tender and do not validly withdraw their Existing EEGH Notes at or prior to 5:00 p.m., New York City time, on June 24, 2021 (as the same may be extended, the “Early Tender Time”), will be eligible to receive greater consideration for their Existing EEGH Notes than will be available for tenders made after the Early Tender Time but at or prior to the Expiration Time, all as more fully described in the attached press release and in the Exchange Offer Memorandum.

EGTS will return to EEGH all Existing EEGH Notes which are validly tendered and accepted in the Exchange Offers (the “Returned Notes”), and EEGH will cancel such Returned Notes. At the date hereof, EGTS has $1.895 billion of long term indebtedness to EEGH (the “EGTS Long Term Debt”). In exchange for EGTS returning the Returned Notes, EEGH will cancel an aggregate principal amount of the EGTS Long Term Debt equal to the aggregate principal amount of the Returned Notes, and such debt cancellation will be treated as a capital contribution to EGTS. In addition, EEGH will, following completion of the Exchange Offers, make a further capital contribution to EGTS through its cancellation of the then-remaining balance of the EGTS Long Term Debt.

This announcement does not constitute an offer to sell or purchase, or a solicitation of an offer to sell or purchase, or the solicitation of tenders or consents with respect to, any security. No offer, solicitation, purchase or sale will be made in any jurisdiction in which such an offer, solicitation, or sale would be unlawful. The Exchange Offers and Consent Solicitations are being made solely pursuant to the Exchange Offer Memorandum and only to such persons and in such jurisdictions as is permitted under applicable law.

Please carefully review the attached press release for further details regarding the Exchange Offers and Consent Solicitations. A copy of the press release issued by EGTS and EEGH regarding the Exchange Offers and the Consent Solicitations is attached as Exhibit 99.1 hereto and is incorporated in this Item 8.01 by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
99.1	Press Release of Eastern Gas Transmission and Storage, Inc. and Eastern Energy Gas Holdings, LLC, dated June 11, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EASTERN ENERGY GAS HOLDINGS, LLC
Date: June 11, 2021
/s/ Scott C. Miller
Scott C. Miller
Vice President, Chief Financial Officer and Treasurer

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